                         FORM OF REMARKETING AGREEMENT


         FORM OF REMARKETING AGREEMENT, dated as of _____________, 1998 (the "Remarketing Agreement") by and between Cendant Corporation, a Delaware corporation ("Cendant" or the "Company"), Cendant Capital I, a Delaware statutory business trust (the "Trust"),The First National Bank of Chicago, a national banking association, not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent").

                                  WITNESSETH:

         WHEREAS, the Company will issue an aggregate Stated Amount $ of its FELINE PRIDES (the "FELINE PRIDES") under the Purchase Contract Agreement, dated as of ___________ ___, 1998, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

         WHEREAS, the Trust will issue concurrently in connection with the issuance of the FELINE PRIDES___% Trust Originated Preferred Securities (the "Preferred Securities") in an aggregate stated liquidation amount of $ , under the Amended and Restated Agreement of Trust, dated as of ________ ___, 1998, by and among the Company, the Regular Trustees, the Delaware Trustee and the Institutional Trustee (the "Declaration"); and

         WHEREAS, the FELINE PRIDES will initially consist of units referred to as "Income PRIDES" and ____ units referred to as "Growth PRIDES."

         WHEREAS, the sole assets of the Trust, $___________________ aggregate principal amount of ___% Debentures due , 2003 (the "Debentures") of the Company will be purchased by the Trust from the Company with the proceeds of the sale of the Preferred Securities and the proceeds of the sale of the common securities of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"); and

         WHEREAS, the Preferred Securities (or upon a dissolution of the Trust and the distribution of the Debentures as described in the Declaration, such Debentures) will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of __________ ___, 1998, by and between the Company, The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") and the Purchase Contract Agent, to secure an Income PRIDES holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and

         WHEREAS, the Preferred Securities or the Debentures, as the case may be, of such Preferred Security or Debenture holders electing to have their Preferred Securities or Deben tures remarketed, or of such Income PRIDES holders who have elected not to settle the Purchase Contracts related to their Income PRIDES from the proceeds of a Cash Settlement and who have not early settled their Purchase Contracts, will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

         WHEREAS, the applicable distribution rate on the Preferred Securities (and, thus, the interest rate on the Debentures) that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Preferred Securities (and, thus the Debentures) should bear in order to have an approximate market value of 100.5% of the aggregate stated liquidation amount of the Preferred Securities or the aggregate principal amount of the Debentures on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company may limit the Reset Spread (a component of the Reset Rate) to be no higher than 200 basis points (2%); and

         WHEREAS, the Company has requested Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

         WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agree ment shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Declaration or the Pledge Agreement.

         Section 2. Appointment and Obligations of Remarketing Agent. The Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company, in the manner provided for in the Declara tion with respect to the Trust Securities and the Indenture with respect to the Debentures, the Reset Rate, that in the opinion of the Reset Agent, will, when applied to the Trust Securities (and, thus, the Debentures), enable a Trust Security (and, thus, a Debenture), to have an approximate market value of approximately 100.5% of the aggregate stated liquidation amount in the case of such Trust Security and the aggregate principal amount in the case of such Debenture, and (ii) as the exclusive Remarketing Agent to remarket the Preferred Securities, or the Debentures, as the case may be, provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%), as the case may be, of such Preferred Security or Debenture holders electing to have their Preferred Securities or Debentures remarketed, or of such Income PRIDES holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date, pursuant to the Remarketing Underwriting Agreement with the Company, the Trust and the Purchase Contract Agent, substantially in the form attached hereto as Exhibit A (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the

Remarketing Underwriting Agreement due to changes in law or facts and circumstances). Pursuant to the Remarketing Underwriting Agreement, the Remarketing Agent, either as the sole remarketing underwriter or as the representative of a syndicate including the Remarketing Agent and one or more other remarketing underwriters designated by the Remarketing Agent, will agree, subject to the terms and conditions set forth therein, that the Remarketing Agent and any such other remarketing underwriters will purchase severally the Preferred Securities or the Debentures, as the case may be, to be sold by the holder or holders of Preferred Securities or Income PRIDES on the third Business Day immediately preceding the Purchase Contract Settlement Date and use their reasonable efforts to remarket such Preferred Securities or the Debentures, as the case may be, (such purchase and remarketing being hereinafter referred to as the "Remarketing"), at a price of approximately 100.5% of such Preferred Securities aggregate stated liquidation amount plus any accrued and unpaid distributions (including any deferred distributions) and in the case of Deben tures, at a price of approximately 100.5% of such Debentures aggregate principal amount plus any accrued and unpaid interest (including any deferred interest). Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Preferred Securities or Debentures, as the case may be, for a price less than 100% of the aggregate stated liquidation amount or aggregate principal amount of such Preferred Securities or Debentures, respectively, plus accumulated and unpaid distributions or accrued and unpaid interest, as the case may be. The proceeds of such remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and Section 5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference).

         Section 3. Fees. With respect to the Remarketing, the Remarketing Agent shall retain as Remarketing Fee an amount not exceeding 25 basis points (.25%), of the aggregate stated liquidation amount of the remarketed securities from any amount received in connection with such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount of such remarketed Preferred Securities or Debentures plus any accrued and unpaid (including deferred) distributions or any accrued and unpaid interest (including any deferred interest), as the case may be. In addition, the Reset Agent shall receive from the Company a reasonable and customary fee as the Reset Agent Fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent by certified or official bank check or checks or by wire transfer.

         Section 4. Replacement and Resignation of Remarketing Agent. (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and/or as the Reset Agent in its capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reason ably practicable.

         (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to

3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

         Section 5. Dealing in the Securities. The Remarketing Agent, when acting hereunder or under the Remarketing Underwriting Agreement or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Preferred Securities or Debentures, as the case may be. With respect to any Preferred Securities or Deben tures, as the case may be, owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         Section 6. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required (in the opinion of counsel for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company shall use its reasonable efforts to have a registration statement relating to the Preferred Securities effective under the Securities Act of 1933 by the third Business Day immediately preceding the Purchase Contract Settlement Date, shall furnish a current prospectus and/or prospectus supplement to be used in such Remarketing by the remarketing underwriter or underwriters under the Remarketing Underwriting Agreement, and shall pay all expenses relating thereto.

         Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and any other remarketing underwriters to purchase and remarket the Preferred Securities or the Debentures, as the case may be, shall be subject to the terms and conditions of the Remarketing Underwriting Agreement.

         (b) If at any time during the term of this Agreement, any Indenture Event of Default or Declaration Event of Default, or event that with the passage of time or the giving of notice or both would become an Indenture Event of Default or Declaration Event of Default, has occurred and is continuing under the Indenture or the Declaration, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Indenture Trustee and the Institutional Trustee to give the Remarketing Agent notice of all such defaults and events of which the Trustee is aware.

         Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to the Remarketing Agent on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full.

         Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provi sions of this Agreement and the Remarketing Underwriting Agreement.

         Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 11. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Preferred Securities are outstanding.

         Section 12. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent. The rights and obligations of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agree ment shall inure to the benefit of and be binding upon the Company and Merrill Lynch as the Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

         Section 13. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

         Section 14. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circum stances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 16. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

         Section 17. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, Attention:
Eric J Bock, Vice President-Legal; if to the Remarketing Agent or Reset Agent (if Merrill Lynch & Co. is the Remarketing Agent or the Reset Agent), to c/o Merrill Lynch & Co. at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281, Attention: David Johnson, Managing Director, with a copy to Shearman & Sterling, 399 Lexington Avenue, New York, NY 10022, Attention: Rohan S. Weerasinghe; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago, IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

         IN WITNESS WHEREOF, each of the Company and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                            CENDANT CORPORATION



                                            By:
                                               --------------------------
                                               Name:
                                               Title:


                                            CENDANT CAPITAL I



                                            By:
                                               --------------------------
                                               Name:
                                               Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

By:  MERRILL LYNCH, PIERCE FENNER & SMITH
          INCORPORATED


By:
   ------------------------------
   Authorized Signatory


THE FIRST NATIONAL BANK OF CHICAGO,
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
   ------------------------------
   Name:
   Title:

                                                                   Exhibit A to
                                                          Remarketing Agreement


                   FORM OF REMARKETING UNDERWRITING AGREEMENT


         Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner, & Smith Incorporated (the "Remarketing Underwriter") hereby agrees to purchase the securities (the "Securities") as set forth in Schedule I hereto, that have been tendered by the holders of the Income PRIDES for sale on February ____, 2001.

         1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the purchase contract agreement (the "Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting agreement (the "Underwriting Agreement"), the amended and restated declaration of trust (the "Declaration") and the indenture (the "Indenture"), each as identified in Schedule I hereto.

         2. Registration Statement and Prospectus. If required (in the opinion of counsel to either the Remarketing Underwriter or the Company) by applicable law, the Company and the Trust have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (No. 333-45227), including a prospectus, relating to the Securities. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement", the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the Securities and to the remarketing of the Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).

         3. Provisions Incorporated by Reference.

              (a) Subject to Section 3(b), the provisions of the following sections of the Underwriting Agreement shall be incorporated in their entirety into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby: Sections [1, 3, 4, 5, 6 and 7.]

              (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" or the "Representative" or "Representatives", as the case may be, shall be deemed to refer to the Remarketing Underwriter;
(ii) all references therein to the "Securities" which are the subject thereof shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto (the "Remarketing Closing Date"); (iv) all references therein to the "Registration Statement" the "Basic Prospectus" and the "Final Prospectus" shall be deemed to refer to the Registration Statement, the Basic Prospectus and the Final Prospectus, respectively, as defined herein;[ (v) reference to the Company in Section 3(i) thereof is stricken and replaced with the phrase "the registered holder"; (vi) reference to "Income Prides" and "Shares" in Section 3(m) thereof is stricken and replaced with either the words "Preferred Securities" or "Debentures", as applicable; (vii) Sections 3(a) and 3(k) thereof are stricken in their entirety; (viii) Sections 5(b)(1)(xiii) and 5(b)(2) (iv), (v), (vi), (vii) and
(xi) thereof
are stricken in their entirety; (ix) Sections 5(b)(5) and 5(b)(8) are stricken in their entirety; and (xi) Section 5(j) thereof is stricken in its entirety].

         4. Purchase and Sale; Remarketing Underwriting Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Underwriter agrees to purchase from the registered holder or holders thereof in the manner specified in Section 5 hereof, the principal amount of Securities set forth in Schedule I hereto at a purchase price not less than 100% of such Securities, aggregate stated liquidation amount or aggregate principal amount, as the case may be, plus any accrued and unpaid distributions or interest, as applicable, thereon. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Underwriter a Remarketing underwrit ing Fee equal to an amount not exceeding 25 basis points (.25%), from any amount received in connection from such Remarketing in excess of the aggregate stated liquidation amount or aggregate principal amount, as the case may be, of the Securities.

         5. Delivery and Payment. Delivery of payment for the remarketed Securities and payment of the Remarketing Underwriting Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five business days after such date as the Remarketing representatives shall designate), which date and time may be postponed by agreement between the Remarketing Underwriter, the Company, the Trust and the [registered holder or holders thereof]. Delivery of the remarketed Securities and payment of the Remarketing [Underwriting] Fee shall be made to the Remarketing Underwriter [to or upon the order of the [registered holder or holders of the Remarketed Securities] by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds] [in immediately available funds by wire transfer to an account or accounts designated by the [Com pany] [Trustee] [registered holder or holders of the remarketed Securities]] or, if the remarketed Securities are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the Depositary for the Securities under the Declaration or Indenture, as applicable.

         [It is understood that any registered holder or, if the Securities are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its Securities through such account will not be required to pay any fee or commission to the Remarketing Underwriter.]

         If the Securities are not represented by a Global Security, certificates for the Securities shall be registered in such names and denominations as the Remarking Representatives may request not less than three full business days in advance of the Remarketing Closing Date, and the Company, the Trust and the [registered holder or holders thereof] agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

         6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey, 07054; if to the Remarketing Agent or Reset Agent, to c/o Merrill Lynch & Co. at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281,
Attention: David Johnson, Managing Director, with a copy to Shearman & Sterling, 399 Lexington Avenue, New York, New York 10022, Attention: Rohan S. Weerasinghe; and if to the Purchase Contract Agent, to The First National Bank of Chicago, Corporate Trust Services Division, One First National Plaza, Suite 0126, Chicago, IL 60670-0126, or to such other address as any of the above shall specify to the other in writing.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Remarketing Underwriters.

                                            Very truly yours,

                                            CENDANT CORPORATION



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

By:  MERRILL LYNCH, PIERCE FENNER & SMITH
          INCORPORATED



By:
   -------------------------------
   Authorized Signatory




THE FIRST NATIONAL BANK OF CHICAGO,
not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:
   -------------------------------
   Name:
   Title:

                                   SCHEDULE I


Purchase Contract Agreement, dated as of __________ ___, 1998 by and between
  Cendant Corporation, a Delaware corporation, and The First National Bank of Chicago, a national banking association

Pledge Agreement dated as of ________ ___, 1998 by and between Cendant Corporation, a Delaware corporation, The First National Bank of Chicago, a national banking association, and the Chase Manhattan Bank

Amended and Restated Declaration of Trust dated as of _______ ___, 1998 of Cendant Capital I, a Delaware business trust

Indenture dated as of ________ ___,
  1998 by and between Cendant Corporation, a Delaware corporation, and Nova Scotia Trust Company of
  New York

First Supplemental Indenture, dated as of __________,
  1998 by and between Cendant Corporation, a Delaware corporation, and The Bank of Nova Scotia Trust Company of New York

Registration Statement No. 333-45297

Title of Securities:  _____% Trust Originated Preferred
  Securities of Cendant Capital I

Principal Amount of Securities:  $

Underwriting Agreement, dated as of ________ __, 1998, among Cendant Capital I, and Merrill Lynch & Co. _____________

Remarketing [Underwriting] Fee:     %  ($          )

Remarketing Closing Date, Time and Location: